UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2023

ELIEM THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40708	83-2273741
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23515 NE Novelty Hill Road Suite B221 #125 Redmond, WA	98053
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 1-877-ELIEMTX (354-3689)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ELYM	The Nasdaq Stock Market LLC (The Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 18, 2023, Eliem Therapeutics, Inc. (the “Company”) held its 2023 Annual Meeting of Stockholders virtually via live webcast at www.proxydocs.com/ELYM (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on two proposals, each of which is described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 6, 2023. The following is a brief description of each matter voted upon and the certified voting results. Voting results are, when applicable, reported by rounding fractional share voting down to the nearest round number.

Proposal No. 1. Stockholders elected the nominee for Class II director to serve until the Company’s 2026 Annual Meeting of Stockholders and until his successor has been duly elected and qualified. The final voting results were as follows:

Director Name	Votes For	Votes Withheld	Broker Non-Votes
Simon Tate	21,144,596	555,897	891,450

Proposal No. 2. Stockholders ratified the selection by the Audit Committee of the Company’s Board of Directors of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. The final voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
22,574,271	3,897	13,775	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eliem Therapeutics, Inc.

Dated: May 19, 2022

	By:	/s/ Andrew Levin
Andrew Levin, M.D., Ph.D.
Executive Chairman of the Board of Directors